NorthWestern Corporation d/b/a NorthWestern Energy 025 S. Dakota Avenue Sioux Falls, SD 57004-6403 www.northwesternenergy.com
News Release FOR IMMEDIATE RELEASE	NASDAQ-GS: NWEC

Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com	Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

Declares Dividend of 33 Cents per Share

SIOUX FALLS, S.D. – October 31, 2007 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ-GS: NWEC) today reported financial results for the quarter ended September 30, 2007.

Highlights for the quarter:

•	Net income for the third quarter of 2007 improved 15.6% or $.04/share over the same period in 2006. Year-to-date net income improved by 15.9% or $.12/share over the same period in 2006.
•	Operating income for the third quarter of 2007 was $33.2 million. Year-to-date operating income improved by 14% to $95.8 million over the same period in 2006.
•	Earnings for 2007 expected to be in the range of $1.45 – $1.55 per share.
•	Quarterly dividend declared for 33 cents per share for shareholders of record on Dec. 15, 2007.
•	Electric and natural gas rate case is pending in Montana requesting a combined revenue increase of approximately $41.9 million, the first rate increase request since 2000.
•	The long-term corporate credit rating outlook from Standard and Poor’s Rating Group improved to positive from stable.

“The financial results of the quarter reflect the Company’s continued operational focus,” said Michael J. Hanson, President and Chief Executive Officer. “In addition, our strong balance sheet and improving operational cash flow allow us to continue increasing our capital investment reflecting our growing service territory and commitment to reliable service.”

Consolidated net income for the quarter ended Sept. 30, 2007 was $13.2 million, compared with $11.4 million for the quarter of 2006. This improvement was primarily related to higher margins in the regulated electric and regulated natural gas segments and lower income tax expense, offset by increased property tax and depreciation expenses.

Consolidated net income for the nine months ended Sept. 30, 2007 was $34.8 million, an increase of $4.8 million over for the same period in 2006. This improvement was primarily related to higher margins, decreased operating, general and administrative expenses, offset by increased property taxes and depreciation expenses and a reduction in other income.

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NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

Consolidated gross margin for the three months ended Sept. 30, 2007 was $126.8 million, an increase of $3.1 million or 2.5%, as compared with consolidated gross margin of $123.7 million in the third quarter of 2006.

o

Gross margin in the regulated electric segment increased $5.8 million due to volume increases driven by customer growth, warmer summer weather and implementation of interim transmission rates of approximately $0.6 million (subject to refund).

o

Gross margin in the regulated natural gas segment increased $1.6 million primarily due to the transfer of certain unregulated customers and a pipeline from the unregulated business into the regulated natural gas segment.

o	Gross margin in the unregulated electric segment decreased $3.4 million primarily due to lower average contracted prices, offset by higher volumes.

Consolidated gross margin for the nine months ended Sept. 30, 2007 was $392.5 million, an increase of $12.5 million, or 3.3%, over consolidated gross margin in the first nine months of 2006.

Consolidated operating, general and administrative expenses were $52.5 million for the three months ended Sept. 30, 2007 as compared with $52.4 million in the third quarter of 2006. Compared to 2006, the Company realized a reduction of transaction-related costs pursuant to the terminated Babcock and Brown Infrastructure, Limited (“BBI”) acquisition by approximately $5.6 million and lease expense decreased by $3.1 million mainly due to our purchase of the owner participant interest in a portion of the Colstrip Unit 4 generating facility in March 2007. These improvements were offset by a $9.3 million insurance settlement received in the third quarter of 2006.

Consolidated operating, general and administrative expenses were $173.6 million for the nine months ended Sept. 30, 2007 as compared with $182.4 million in same period of 2006. This decrease was primarily due to $11.7 million in lower transaction-related costs for the terminated BBI acquisition.

Property taxes increased by $1.4 million and depreciation increased $1.9 million for the three months ended Sept. 30, 2007, as compared with the third quarter of 2006. For the nine months ended Sept. 30, 2007, property taxes increased by $4.5 million and depreciation increased $5.0 million, as compared with the same period of 2006, due to increasing plant assets and the Colstrip Unit 4 lease buyout.

Consolidated operating income for the three months ended Sept. 30, 2007 was $33.2 million, as compared with $33.5 million for the third quarter of 2006. Consolidated operating income for the nine months ended Sept. 30, 2007 was $95.8 million, as compared with $84.0 million for the same period of 2006.

Dividend Declared

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 33 cents per share, payable on Dec. 31, 2007, to common shareholders of record as of Dec. 15, 2007.

NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

2007 Earnings Outlook

NorthWestern estimates its basic earnings for 2007 to be between $1.45 - $1.55 per share. The upper range has been revised down $.05 per share because interim rate increases have yet to be approved in our state jurisdictions.

The guidance assumes normal weather in the Company's electric and natural gas service areas for the rest of 2007.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call on Friday, Nov. 2, 2007 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to review its financial results for the quarter ended Sept. 30, 2007.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 2:30 ET on Nov. 2, 2007, through Dec. 2, 2007, at 800-475-6701, access code 892085.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 640,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•	our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs,

NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•	adverse changes in general economic and competitive conditions in our service territories; and

•

potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets	252,406	268,474
Property, Plant, and Equipment, Net	1,597,404	1,491,855
Goodwill	355,128	435,076
Regulatory Assets	143,748	159,715
Other Noncurrent Assets	37,022	40,817
Total Assets	$2,385,708	$2,395,937
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$12,499	$7,693
Current Liabilities	287,684	271,243
Long-term Capital Leases	38,338	40,383
Long-term Debt	671,607	699,041
Noncurrent Regulatory Liabilities	191,637	182,103
Deferred Income Taxes	74,425	113,355
Other Noncurrent Liabilities	336,407	339,348
Total Liabilities	1,612,597	1,653,166
Total Shareholders’ Equity	773,111	742,771
Total Liabilities and Shareholders’ Equity	$2,385,708	$2,395,937

NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2007	2006	2007	2006
OPERATING REVENUES	$265,863	$234,637	$892,036	$828,305
COST OF SALES	139,021	110,914	499,555	448,312
GROSS MARGIN	126,842	123,723	392,481	379,993
OPERATING EXPENSES
Operating, general and administrative	52,486	52,412	173,611	182,384
Property and other taxes	20,393	18,968	61,645	57,146
Depreciation	20,725	18,853	61,412	56,433
TOTAL OPERATING EXPENSES	93,604	90,233	296,668	295,963
OPERATING INCOME	33,238	33,490	95,813	84,030
Interest Expense	(14,633)	(13,777)	(42,380)	(42,835)
Other Income (Expense)	909	(397)	1,646	8,020
Income From Continuing Operations Before Income Taxes	19,514	19,316	55,079	49,215
Income Tax Expense	(6,337)	(7,918)	(20,326)	(19,656)
Income From Continuing Operations	13,177	11,398	34,753	29,559
Discontinued Operations, Net of Taxes	—	—	—	418
Net Income	$13,177	$11,398	$34,753	$29,977
Average Common Shares Outstanding	36,471	35,510	36,063	35,535
Basic Earnings per Average Common Share
Continuing operations	$0.36	$0.32	$0.96	$0.83
Discontinued operations	0.00	0.00	0.00	0.01
Basic	$0.36	$0.32	$0.96	$0.84
Diluted Earnings per Average Common Share
Continuing operations	$0.35	$0.31	$0.93	$0.80
Discontinued operations	0.00	0.00	0.00	0.01
Diluted	$0.35	$0.31	$0.93	$0.81
Dividends Declared per Average Common Share	$0.33	$0.31	$0.95	$0.93

NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2007	2006
Operating Activities:
Net Income	$34,753	$29,977
Noncash Items	85,925	88,081
Changes in Operating Assets and Liabilities	53,193	17,429
Cash Provided by Continuing Operating Activities	173,871	135,487

Cash Used in Continuing Investing Activities	(116,686)	(46,727)

Cash Used in Continuing Financing Activities	(54,436)	(97,461)

Change in Net Assets of Discontinued Operations	—	7,695

(Decrease) Increase in Cash and Cash Equivalents	2,749	(1,006)
Cash and Cash Equivalents, beginning of period	1,930	2,691
Cash and Cash Equivalents, end of period	$4,679	$1,685

NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

NORTHWESTERN CORPORATION

(Unaudited)

(in millions)

REGULATED ELECTRIC SEGMENT

	Three Months Ended September 30,
	2007	2006	Change	% Change
	(in millions)
Electric supply revenue	$106.3	$83.9	$22.4	26.7%
Transmission & distribution revenue	78.5	74.1	4.4	5.9
Rate schedule revenue	184.8	158.0	26.8	17.0
Transmission	13.0	10.8	2.2	20.4
Wholesale	2.2	2.4	(0.2)	(8.3)
Miscellaneous	2.1	2.0	0.1	5.0
Total Revenues	202.1	173.2	28.9	16.7%
Supply costs	105.5	83.8	21.7	25.9
Wholesale	0.7	0.9	(0.2)	(22.2)
Other cost of sales	3.7	2.1	1.6	76.2
Total Cost of Sales	109.9	86.8	23.1	26.6%
Gross Margin	$92.2	$86.4	$5.8	6.7%
% GM/Rev	45.6%	49.9%

	Nine Months Ended September 30,
	2007	2006	Change	% Change
	(in millions)
Electric supply revenue	$282.5	$234.5	$48.0	20.5%
Transmission & distribution revenue	221.5	210.2	11.3	5.4
Rate schedule revenue	504.0	444.7	59.3	13.3
Transmission	36.8	34.6	2.2	6.4
Wholesale	4.5	6.8	(2.3)	(33.8)
Miscellaneous	5.9	6.2	(0.3)	(4.8)
Total Revenues	551.2	492.3	58.9	12.0%
Supply costs	279.2	237.0	42.2	17.8
Wholesale	1.5	2.4	(0.9)	(37.5)
Other cost of sales	9.9	8.0	1.9	23.8
Total Cost of Sales	290.6	247.4	43.2	17.5%
Gross Margin	$260.6	$244.9	$15.7	6.4%
% GM/Rev	47.3%	49.7%

	Volumes MWH
	2007	2006	Change	% Change
	(in thousands)
Retail Electric
Residential	2,046	1,964	82	4.2%
Commercial	3,040	2,935	105	3.6
Industrial	2,250	2,273	(23)	(1.0)
Other	164	167	(3)	(1.8)
Total Retail Electric	7,500	7,339	161	2.2%
Wholesale Electric	119	176	(57)	(32.4)%

	2007 as compared to:
Cooling Degree-Days	2006	Historic Average
Montana	17% Warmer	74% Warmer
South Dakota	15% Warmer	56% Warmer

NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

REGULATED NATURAL GAS SEGMENT

	Three Months Ended September 30,
	2007	2006	Change	% Change
	(in millions)
Gas supply revenue	$14.3	$14.2	$0.1	0.7%
Transportation, distribution & storage revenue	13.7	13.0	0.7	5.4
Rate schedule revenue	28.0	27.2	0.8	2.9
Transportation & storage	6.0	5.0	1.0	20.0
Wholesale revenue	1.6	2.1	(0.5)	(23.8)
Miscellaneous	1.5	1.5	—	—
Total Revenues	37.1	35.8	1.3	3.6%
Supply costs	14.3	14.2	0.1	0.7
Wholesale supply costs	1.6	2.1	(0.5)	(23.8)
Other cost of sales	0.4	0.3	0.1	33.3
Total Cost of Sales	16.3	16.6	(0.3)	(1.8)%
Gross Margin	$20.8	$19.2	$1.6	8.3%
% GM/Rev	56.1%	53.6%

	Nine Months Ended September 30,
	2007	2006	Change	% Change
	(in millions)
Gas supply revenue	$148.1	$161.3	$(13.2)	(8.2)%
Transportation, distribution & storage revenue	69.6	63.6	6.0	9.4
Rate schedule revenue	217.7	224.9	(7.2)	(3.2)
Transportation & storage	17.5	14.9	2.6	17.4
Wholesale revenue	18.1	8.0	10.1	126.3
Miscellaneous	4.0	5.7	(1.7)	(29.8)
Total Revenues	257.3	253.5	3.8	1.5%
Supply costs	148.1	161.3	(13.2)	(8.2)
Wholesale supply costs	18.1	8.0	10.1	126.3
Other cost of sales	2.2	2.1	0.1	4.8
Total Cost of Sales	168.4	171.4	(3.0)	(1.8)%
Gross Margin	$88.9	$82.1	$6.8	8.3%
% GM/Rev	34.6%	32.4%

	Volumes Dekatherms
	2007	2006	Change	% Change
	(in thousands)
Retail Gas
Residential	11,951	11,163	788	7.1%
Commercial	7,859	7,237	622	8.6
Industrial	111	101	10	9.9
Other	114	116	(2)	(1.7)
Total Retail Gas	20,035	18,617	1,418	7.6%

2007 as compared to:
Heating Degree-Days	2006	Historic Average
Montana	1% Colder	10% Warmer
South Dakota	15% Colder	3% Warmer
Nebraska	17% Colder	5% Warmer

NorthWestern Reports Third Quarter 2007 Financial Results

October 31, 2007

NORTHWESTERN CORPORATION

UNREGULATED ELECTRIC SEGMENT

(Unaudited)

(in millions)

	Three Months Ended September 30,
	2007	2006	Change	Change %
Total Revenues	$18.8	22.7	(3.9)	(17.2)%

Total Cost of Sales	5.2	5.7	(0.5)	(8.8)

Gross Margin	$13.6	$17.0	$(3.4)	(20.0)%
% Gross Margin/Revenue	72.3%	74.9%

	Nine Months Ended September 30,
	2007	2006	Change	Change %
Total Revenues	$55.7	61.2	(5.5)	(9.0)%

Total Cost of Sales	13.7	12.1	1.6	13.2

Gross Margin	$42.0	$49.1	$(7.1)	(14.5)%
% Gross Margin/Revenue	75.4%	80.2%

	Volumes MWH
	2007	2006	Change	% Change
	(in thousands)
Wholesale Electric	1,189	1,076	113	10.5%